UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

October 4, 2010

C&D TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9389	13-3314599
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Union Meeting Road, Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 619-2700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 4, 2010 the NYSE Regulation, Inc. (“NYSE Regulation”) provided C&D Technologies, Inc. (the “Company”) with notice that trading on the New York Stock Exchange (the “NYSE”) of the Company’s common stock would be suspended prior to the market opening on October 8, 2010. The Company was notified that it is not in compliance with NYSE’s continued listing standard, which currently requires a company with common stock listed on the NYSE to maintain an average global market capitalization of not less than $15 million over a consecutive 30 trading-day period. NYSE Regulation has informed the Company that application to the Securities and Exchange Commission to delist the Company’s common stock is pending the completion of all applicable procedures, including any appeals by the Company of NYSE Regulation’s decision. The Company intends to appeal this determination before a Committee of the Board of Directors of NYSE Regulation and has 10 days from the date of notice to inform NYSE of such appeal.

A copy of the Company’s press release announcing the suspension, dated October 5, 2010, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated October 5, 2010 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&D TECHNOLOGIES, INC.

Dated: October 5, 2010	By:	/S/ IAN J. HARVIE
Ian J. Harvie
Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 5, 2010 (filed herewith)